UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2010

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2010, we entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc., Wedbush Securities Inc. and Cowen and Company, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of 23,000,000 shares of our common stock, par value $0.001 per share. The price to the public in this offering is $1.70 per share, and the Underwriters have agreed to purchase the shares from us pursuant to the Underwriting Agreement at a price of $1.598 per share. The net proceeds to us from this offering are expected to be approximately $36.5 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. The offering is expected to close on or about November 2, 2010, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, we have granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 3,450,000 shares of common stock to cover over-allotments, if any.

The offering is being made pursuant to our effective registration statement on Form S-3 (Registration Statement No. 333-169576) previously filed with the Securities and Exchange Commission and a prospectus supplement thereunder. The Underwriting Agreement is filed as Exhibit 10.57 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of Dynavax and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

On October 27, 2010, we issued a press release announcing that we had commenced the offering. On October 28, 2010, we issued a press release announcing that we had priced the offering. The press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Forward-Looking Statements

This report contains forward-looking statements that are subject to a number of risks and uncertainties, including statements about Dynavax’s expectations regarding the completion, timing and size of its proposed public offering, its anticipated use of proceeds from the offering and the closing of the offering. Actual results may differ materially from those set forth in this report due to risks and uncertainties associated with the Underwriters fulfilling their obligations to purchase the shares and Dynavax’s ability to satisfy its conditions to close the offering, as well as other risks and uncertainties detailed in the risk factors included in our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2010. Except as required by law, Dynavax undertakes no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Cooley LLP.

10.57	Underwriting Agreement, dated October 28, 2010.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated October 27, 2010, titled “Dynavax Announces Proposed Public Offering of Common Stock.”

99.2	Press Release, dated October 28, 2010, titled “Dynavax Prices Public Offering of Common Stock.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAVAX TECHNOLOGIES CORPORATION

Date: October 28, 2010	By:	/S/ MICHAEL S. OSTRACH
Michael S. Ostrach Vice President

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Cooley LLP.

10.57	Underwriting Agreement, dated October 28, 2010.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated October 27, 2010, titled “Dynavax Announces Proposed Public Offering of Common Stock.”

99.2	Press Release, dated October 28, 2010, titled “Dynavax Prices Public Offering of Common Stock.”